VENTURE LENDING & LEASING VIII, INC.
Secretary’s Certificate

I, Martin D. Eng, the Secretary of Venture Lending & Leasing VIII, Inc. (“VLLI VIII” or “Fund VIII”), hereby certify: that the following resolutions were duly adopted by the Board of Directors by resolution dated August 3, 2015, and that such resolutions remain in full force and effect; and that such resolutions were approved by unanimous consent of the directors of Fund VIII.

RESOLVED, that the fidelity bond with ICI Mutual Insurance Company, in the aggregate amount of $450,000 and in the form and with the coverage presented to the Board (the “Bond”), is hereby approved; and

RESOLVED FURTHER, that Martin Eng be, and hereby is, authorized and directed, for and on behalf of the Fund, to file and give notice of the Bond pursuant to Rule 17g-1.

I am also providing the following statements in accordance with Rule 17g-1:

The premium for the bond has been paid through June 30, 2016.

IN WITNESS WHEREOF, I have hereunto signed my name this 10th day of September, 2015.

/S/ Martin D. Eng
Martin D. Eng